UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2019 (November 21, 2019)

Owl Rock Capital Corporation II

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01219	47-5416332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, 38th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01.   Entry into a Material Definitive Agreement.

On November 21, 2019, Owl Rock Capital Corporation II (the “Company”) and Owl Rock Capital Advisors LLC (the “Advisor”), on the one hand, entered into a Purchase Agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers listed on Schedule 1 thereto (the “Initial Purchasers”), and GreensLedge Capital Markets LLC, as the capital markets advisor (the “Capital Markets Advisor”), on the other hand, which Purchase Agreement relates to the Company’s sale of $300 million aggregate principal amount of its 4.625% notes due 2024 (the “Notes”) to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The Company relied upon these exemptions from registration based in part on representations made by the Initial Purchasers. The Purchase Agreement also includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The net proceeds from the sale of the Notes were approximately $294.7 million, after deducting the fees paid to the Initial Purchasers and the Capital Markets Advisor and estimated offering expenses of approximately $850,000, each payable by the Company. The Company intends to use the net proceeds to pay down a portion of its subsidiaries’ outstanding indebtedness.

The Notes were issued pursuant to an Indenture dated as of November 26, 2019 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and a First Supplemental Indenture, dated as of November 26, 2019 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Notes will mature on November 26, 2024, unless repurchased or redeemed in accordance with their terms prior to such date. The Notes bear interest at a rate of 4.625% per year payable semi-annually on May 26 and November 26 of each year, commencing on May 26, 2020. The Notes will be the Company’s direct, general unsecured obligations and will rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes. The Notes will rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, including, without limitation, the promissory notes pursuant to which the Company may borrow up to an aggregate of $50 million from the Advisor, of which none was outstanding as of September 30, 2019. The Notes will rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities including, without limitation, borrowings under Credit Agreement among ORCC II Financing LLC and OR Lending II LLC, each a wholly-owned subsidiary of the Company, as Borrowers, and the lenders from time to time parties thereto, Goldman Sachs Bank USA as sole lead arranger, syndication agent and administrative agent, State Street Bank and Trust Company as collateral administrator and collateral agent and Cortland Capital Market Services LLC as collateral custodian, of which approximately $518.6 million was outstanding as of September 30, 2019.

The Indenture contains certain covenants, including covenants requiring the Company to (i) comply with the asset coverage requirements of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

A copy of the Purchase Agreement, Base Indenture, and First Supplemental Indenture are attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively and are incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the foregoing.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Purchase Agreement, dated as of November 21, 2019 relating to the 4.625% Notes due 2024, by and between Owl Rock Capital Corporation II, Owl Rock Capital Advisors LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and GreensLedge Capital Markets LLC.
4.1	Indenture, dated as of November 26, 2019 by and between Owl Rock Capital Corporation II and Wells Fargo Bank, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of November 26, 2019, relating to the 4.625% Notes due 2024, by and between Owl Rock Capital Corporation II and Wells Fargo Bank, National Association, as trustee.
4.3	Form of 4.625% Note due 2024 sold in reliance on Rule 144A of the Securities Act. (Incorporated by reference to Exhibit 4.2 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation II

Date: November 26, 2019	By:	/s/ Alan Kirshenbaum
Alan Kirshenbaum
Chief Operating Officer